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                                                                  EXHIBIT 3.139A


                      LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                       TRIUMPH OUTDOOR RHODE ISLAND, LLC

         This Limited Liability Company Agreement (this "AGREEMENT") of Triumph Outdoor Rhode Island, LLC, is entered into as of this 19th day of June 1998, by Triumph Outdoor Holdings, LLC, as member (the "MEMBER").

         The Member hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act as amended from time to time (6 Del. C. Section 18-101, et seq.) (the "Act"), and hereby agrees as follows:

         1. NAME. The name of the limited liability company formed hereby is of Triumph Outdoor Rhode Island, LLC (the "COMPANY").

         2. PURPOSE AND POWERS. (a) The purpose of the Company is to acquire, directly or indirectly (i) all of the assets and operations related to the municipal outdoor advertising business of Panelight Advertising, Inc. and (ii) all other investments made or to be made by itself or any of its affiliates or subsidiaries in the municipal outdoor advertising business and related businesses.

                          (b) In furtherance of the purpose of the Company as
set forth in Section 2(a), the Company shall have the power and authority to take in its name all actions necessary, useful or appropriate in the Member's sole and absolute discretion to accomplish its purpose and take all actions necessary, useful or appropriate in connection therewith or incidental thereto.

         3. REGISTERED OFFICE AND REGISTERED AGENT. The registered agent for the service of process and the registered office shall be that person and location reflected in the Certificate. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Member shall promptly designate a replacement registered agent or file a notice of change of address, as the case may be.

         4. MEMBERS. The names and the business, residence or mailing addresses of the Member is as follows:

          NAME                                         ADDRESS
          ----                                         -------
Triumph Outdoor Holdings, LLC              c/o Triumph Holdings, LLC
                                           205 East Carrillo Street, Suite 215
                                           Santa Barbara, California 93101



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         5. FORMATION AND TERM. (a) Pursuant to the Act, the Member hereby organizes the Company as a Delaware limited liability company, the formation of which shall be effective upon the filing of the Certificate of Formation (the "CERTIFICATE") in the Office of the Delaware Secretary of State.

                  (b) In order to maintain the Company as a limited liability company under the laws of the State of Delaware and to qualify to do business in any state in which the Member determines to be appropriate or necessary, the Company shall from time to time take appropriate action, including the preparation and filing of such amendments to the Certificate and such other assumed name certificates, documents, instruments and publications as may be required by law, including, without limitation, action to reflect: (i) qualification to do business in any state in which the Company directly, or indirectly as a partner of a partnership, a member of a limited liability company and/or a stockholder of a corporation, owns property or conducts business, as determined by the Member in its sole and absolute discretion; (ii) a change in the Company name; (iii) a correction of a defectively or erroneously executed Certificate; (iv) a correction of false or erroneous statements in the Certificate or the desire of the Member to make a change in any statement therein in order that it shall accurately represent this Agreement; or (v) a change in the time for dissolution of the Company as stated in the Certificate and in this Agreement.

                  (c) The term of the Company shall commence upon filing the Certificate and shall continue in full force and effect until the earliest of the following: (i) March 31, 2028; (ii) upon the happening of an event described in Section 8(a) hereof; or (iii) a dissolution pursuant to the Act.

         6. MANAGEMENT. (a) The business and affairs of the Company shall be managed by the Member. All decisions concerning the business and affairs of the Company shall be made by the Member. Only the Member has the authority to bind the Company, although the Member may delegate some or all of such authority as provided for herein. The Member may adopt such rules and regulations for the management of the Company not inconsistent with this Agreement and the Act. The Member may not be removed. The Member shall make all decisions, and take all actions, necessary on behalf of the Company to perform under this Agreement. The Member may appoint individuals with such titles as it may elect, including the titles of Managing Director, Chief Executive Officer, President, Vice President, Treasurer and Secretary, to act on behalf of the Company, with such power and authority as the Member may delegate in writing to any such individuals. The Member hereby appoints the following individuals:

James A. McLaughlin                         Chief Executive Officer
Patrick K. Hazel                            President
James J. Sullivan                           Vice-President

                  (b) Without limiting the generality of Section 6(a), the Member shall have the power and authority on behalf of the Company:



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                       (i) To execute contracts and guaranties, incur
liabilities and issue notes, bonds and other obligations;

                       (ii) To invest and reinvest the Company's funds, including the lending of money, and receive and hold property as security for repayment;

                       (iii) To employ accountants, legal counsel, managing agents or other experts to perform services for the Company (including any affiliate), and to compensate them from the Company funds;

                       (iv) To pay, and reimburse the Member for, all expenses incurred in connection with the conduct of the Company's business, the establishment of Company offices, and the exercise of the powers of the Company, in all cases within or without the State of Delaware;

                       (v) To sell, transfer, convey, pledge, exchange or otherwise dispose of any of the Company's property;

                       (vi) To acquire additional property or assets on behalf of the Company;

                       (vii) To borrow money from banks, other lending institutions, itself or otherwise;

                       (viii) To hypothecate, encumber, mortgage, and grant security interests in any of the Company's property;

                       (ix) To employ, compensate, or otherwise engage itself or an affiliate of itself;

                       (x) To participate in partnerships, joint ventures, limited liability companies or other associations of any kind with any person or persons;

                       (xi) To institute, prosecute and defend against any judicial or administrative proceeding in the Company's name;

                       (xii) To file in the name of or on behalf of the Company or any person in which the Company owns directly or indirectly a greater than fifty percent (50%) interest or any pass-through entity in which the Company directly or indirectly owns any interest any petition for relief in bankruptcy under any federal bankruptcy laws or debtor relief laws or any other debtor relief laws of any jurisdiction; and

                       (xiii) To do and perform all other acts as may be necessary or appropriate to the conduct of the Company's business.



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                  (c) The Company shall indemnify and hold harmless the Member and its respective directors, officers, agents, members, partners, shareholders and employees from any loss or damage incurred by them (including reasonable attorney's fees and costs) by reason of any acts performed or omitted by them for or on behalf of the Company unless they committed such acts in bad faith or such acts were the results of active and deliberate dishonesty and were material to the cause of action so adjudicated or the Member or their respective directors, officers, agents, members, partners, shareholders or employees shall have personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

                  (d) Any person dealing with the Company may rely on the authority of the Member without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

         7. CAPITAL CONTRIBUTIONS. (a) The Member has contributed the following amount, in cash, and no other property, to the Company:

Triumph Outdoor Holdings, LLC                   $100

                  (b) Except as expressly provided in this Agreement or as required under the Act, the Member shall not be required to make any contributions to the capital of the Company. Without limiting the foregoing, the Member shall not be required to contribute to the capital of the Company to restore a deficit in the Member's Capital Account existing at any time. The Member shall not be bound by, nor be personally liable for, the expenses, liabilities or obligations of the Company.

                  (c) In the event the Member determines that the Company requires additional funds in excess of the Member's Capital Contributions, the Member may request and accept additional contributions from any person (including from any entity). Such additional contributions may be evidenced by such interests in the profits, losses and distributions of the Company as determined by the Member.

         8. DISSOLUTION. (a) The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following:

                       (i) when the period fixed for the duration of the Company shall expire;

                       (ii) by the unanimous written consent of all the Members;

                       (iii) the entry of a decree of judicial dissolution under
Section 18-802 of the Act; or

                       (iv) any other event that terminates the Company.

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                  (b) In settling accounts after dissolution, the liabilities of the Company shall be entitled to payment in the following order:

                       (i) to creditors including the Member who is a creditor to the extent otherwise permitted by law, other than liabilities for distributions to the Member;

                       (ii) reasonable reserves necessary in connection with the winding up of the Company's affairs as determined by the Member; and

                       (iii) to the Member.

                  (c) The winding up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Member, who is hereby authorized to take all actions necessary to accomplish such distribution including, without limitation, selling any asset it deems necessary or appropriate to sell.

                  (d) When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Member, a Certificate of Cancellation shall be executed and filed pursuant to Section 18-203 of the Act, and shall contain the information required by the Act.

         9. ALLOCATION OF PROFITS AND LOSSES. The Company's profits and losses shall be allocated in proportion to the capital contribution of the Member.

         10. DISTRIBUTIONS. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Such distributions shall be allocated to the Member in the same proportion as its then capital account balance.

         11. ASSIGNMENTS. The Member may assign, in whole or in part, its limited liability company interest to any person.

         12. RESIGNATION. The Member may not resign from the Company.

         13. ADMISSION OF ADDITIONAL MEMBERS. One (1) or more additional members of the Company may be admitted to the Company with the consent of the Member.

         14. LIABILITY OF MEMBERS. The Member shall not have any liability for the obligations or liabilities of the Company, except to the extent provided in the Act.

         15. GOVERNING LAW. Irrespective of the place of execution or performance, the validity and construction of this Agreement shall be governed by the laws of Delaware without regard to conflict of laws principles. The party hereto hereby waive the right to trial by jury and hereby consent to the personal and subject matter jurisdiction of the Federal and state courts of the State of New York over all disputes arising in connection with this Agreement.



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         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the date and year first set forth above.

                                TRIUMPH OUTDOOR HOLDINGS, LLC,

                                    By: Triumph Municipal Outdoor, LLC,
                                        its Managing Member


                                By: /s/ BRUCE A. FRIEDMAN
                                    -----------------------------------
                                    Bruce A. Friedman,
                                    its Principal Manager